Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FIRST QUARTER 2025 RESULTS

MIDLAND, Texas, May 13, 2025/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its first quarter ended March 31, 2025.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “We continue to improve our backlog for the remainder of the year, and expect to have one large channel crew highly utilized from the beginning of April through the end of the year. We continue to test new single node channels from multiple vendors in the field with promising results, with our pilot program in Canada significantly improving our teams’ efficiency and margins. As our backlog improves, we plan to reinvest our profits in new single node channels, which we expect will improve our top line and bottom line results.”

First Quarter Results

For the first quarter ended March 31, 2025, the Company reported revenues of $16.1 million, a decrease of 49% compared to $31.6 million for the comparable quarter ended March 31, 2024. Revenue included reimbursable revenue of $0.8 million and $4.8 million for the quarters ended March 31, 2025, and March 31, 2024, respectively. Gross margin1 for the quarter ended March 31, 2025, was 28% compared to 36% for the comparable quarter ended March 31, 2024.

We generated net income of $1 million or $0.03 per common share and generated Adjusted EBITDA of $2.3 million in the quarter ended March 31, 2025, compared to Adjusted EBITDA of $7.6 million in the quarter ended March 31, 2024.

Operations Update

We began the quarter with one crew operating in the United States, and had two small crews operating later in the quarter. We are currently operating one large channel crew, and we expect to have that crew highly utilized through the remainder of the year in the United States. We expect our revenue to increase in the United States in the second quarter due to our strong backlog.

Our seasonal operations in Canada operated through the end of March, realizing an increase in fee revenue of 48% compared to the first quarter of 2024, and generated net income of $5.5 million and Adjusted EBITDA of $5.7 million for the three months ended March 31, 2025. We believe that the improved operating results in our Canada operations are attributable to utilization of single node channels in conjunction with efficient operations in the first quarter.

We continue to test new single node channels in the field, and we expect to invest in increasing our channel count through the purchase of new equipment in the near future. We believe that investing in new single node channels will improve our revenue and margins due to improved crew efficiency with the lighter weight equipment.

1Defined as fee revenues less fee operating expenses, divided by fee revenues

Capital Budget and Liquidity

The Company's Board of Directors approved a capital budget of $6 million for 2025, allowing us the flexibility to purchase new single node channels if warranted by the expected level of seismic activity in the market.

We increased our cash position to $2.7 million at March 31, 2025 and improved our positive working capital position to $6.7 million compared to $1.4 million and $4.6 million at December 31, 2024, respectively.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Carbon Capture Utilization and Storage (“CCUS”) seismic monitoring continues to grow and be an intricate part of our business.  Dawson has acquired several CCUS base surveys and plan to acquire more in the future.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s Adjusted EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”). The Company defines Adjusted EBITDA as net income (loss) plus interest expense, interest income, income taxes, depreciation and amortization expense and other unusual items. The Company uses Adjusted EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate Adjusted EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data is used by investors to assess the Company’s performance. However, the term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s Adjusted EBITDA may not be comparable to Adjusted EBITDA or similar titled measures utilized by other companies since such other companies may not calculate Adjusted EBITDA in the same manner as the Company. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization and other unusual items. Reconciliations of the Company’s Adjusted EBITDA to its net income (loss) and to net cash provided by (used in) operating activities, which are the most directly comparable GAAP financial measures, are presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: expected utilization levels; the Company’s current plans for reinvestment of profits and potential investments in testing and purchasing of new single node channels, and the expected benefits thereof; the Company’s currently expected guidance regarding its planned operations levels and capital expenditures; the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; statements regarding the Company’s liquidity; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s shares; the impact of general economic, industry, market or political conditions, including tariffs; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices and markets; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting impact on demand for oil and gas; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on April 2, 2025. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024

	(unaudited)
Operating revenues
Fee revenue	$15,259	$26,738
Reimbursable revenue	819	4,846
	16,078	31,584

Operating costs:
Fee operating expenses	10,960	17,114
Reimbursable operating expenses	819	4,846
Operating expenses	11,779	21,960
General and administrative	1,994	2,233
Depreciation and amortization	1,271	1,589
	15,044	25,782

Income from operations	1,034	5,802

Other income (expense):
Interest income	4	113
Interest expense	(76)	(46)
Other income (expense), net	33	179
Income before income tax	995	6,048

Income tax expense	(3)	(202)

Net Income	992	5,846

Other comprehensive loss:
Net unrealized loss on foreign exchange rate translation	(30)	(160)

Comprehensive income	$962	$5,686

Basic income per share of common stock	$0.03	$0.19

Diluted income per share of common stock	$0.03	$0.19

Weighted average equivalent common shares outstanding	30,983,445	30,812,329

Weighted average equivalent common shares outstanding - assuming dilution	31,035,189	30,812,329

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$2,665	$1,385
Accounts receivable, net	11,031	9,970
Prepaid expenses and other current assets	4,770	3,186
Total current assets	18,466	14,541

Property and equipment	236,132	238,064
Less accumulated depreciation	(224,420)	(225,085)
Property and equipment, net	11,712	12,979

Operating lease right-of-use assets	2,752	3,002

Intangibles, net	347	348

Total assets	$33,277	$30,870

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,895	$3,381
Accrued liabilities:
Payroll costs and other taxes	1,647	2,014
Other	1,088	830
Deferred revenue	1,723	1,570
Current maturities of notes payable and finance leases	2,310	1,010
Current maturities of operating lease liabilities	1,146	1,125
Total current liabilities	11,809	9,930

Long-term liabilities:
Notes payable and finance leases, net of current maturities	1,327	1,512
Operating lease liabilities, net of current maturities	1,838	2,131
Deferred tax liabilities, net	16	16
Total long-term liabilities	3,181	3,659

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
30,984,162 and 30,983,437 shares issued and outstanding at March 31, 2025
and December 31, 2024, respectively	310	310
Additional paid-in capital	157,117	157,073
Accumulated deficit	(136,627)	(137,619)
Accumulated other comprehensive loss, net	(2,513)	(2,483)
Total stockholders’ equity	18,287	17,281

Total liabilities and stockholders’ equity	$33,277	$30,870

Statements of Operations by operating segment for the three months ended March 31, 2025, and 2024.

	Three Months Ended March 31, 2025
	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$2,726	$12,533	$15,259
Reimbursable revenue	570	249	819
	3,296	12,782	16,078

Operating costs:
Fee operating expenses	4,615	6,345	10,960
Reimbursable operating expenses	570	249	819
Operating expenses	5,185	6,594	11,779
General and administrative	1,555	439	1,994
Depreciation and amortization	1,077	194	1,271
	7,817	7,227	15,044

(Loss) income from operations	(4,521)	5,555	1,034

Other income (expense):
Interest income	—	4	4
Interest expense	(63)	(13)	(76)
Other income (expense), net	41	(8)	33
(Loss) income before income tax	(4,543)	5,538	995
Income tax expense	(3)	—	(3)
Net (loss) income	$(4,546)	$5,538	$992

Adjusted EBITDA	$(3,403)	$5,741	$2,338

	Three Months Ended March 31, 2024
	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$18,287	$8,451	$26,738
Reimbursable revenue	4,809	37	4,846
	23,096	8,488	31,584

Operating costs:
Fee operating expenses	12,894	4,220	17,114
Reimbursable operating expenses	4,809	37	4,846
Operating expenses	17,703	4,257	21,960
General and administrative	1,830	403	2,233
Depreciation and amortization	1,305	284	1,589
	20,838	4,944	25,782

Income from operations	2,258	3,544	5,802

Other income (expense):
Interest income	99	14	113
Interest expense	(36)	(10)	(46)
Other income (expense), net	185	(6)	179
Income before income tax	2,506	3,542	6,048
Income tax expense	(202)	—	(202)
Net income	$2,304	$3,542	$5,846

Adjusted EBITDA	$3,748	$3,822	$7,570

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(amounts in thousands)

	Three Months Ended March 31,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net (loss) income	$(4,546)	$5,538	$992	$2,304	$3,542	$5,846
Depreciation and amortization	1,077	194	1,271	1,305	284	1,589
Interest expense (income), net	63	9	72	(63)	(4)	(67)
Income tax expense	3	—	3	202	—	202
Adjusted EBITDA	$(3,403)	$5,741	$2,338	$3,748	$3,822	$7,570

Reconciliation of Adjusted EBITDA to Net Cash Provided By (Used in) Operating Activities

(amounts in thousands)

	Three Months Ended March 31,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net cash provided by (used in) operating activities	$1,544	$208	$1,752	$1,996	$(126)	$1,870
Changes in working capital and other items	(4,530)	5,587	1,057	1,972	3,999	5,971
Non-cash adjustments to net loss	(417)	(54)	(471)	(220)	(51)	(271)
Adjusted EBITDA	$(3,403)	$5,741	$2,338	$3,748	$3,822	$7,570